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                                                                    EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT

Microsoft Corporation:

We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-8 of our report dated July 22, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1996.

Deloitte & Touche LLP

Seattle, Washington
November 19, 1996